*Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.32


                      ADVERTISING AND PROMOTION AGREEMENT

This Advertising and Promotion Agreement (the "Agreement") is entered into as of March 8, 2000 (the "Effective Date") between Yahoo! Inc. ("Yahoo"), a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051, and DoveBid Incorporated ("DoveBid") a Delaware corporation with offices at 1241 East Hillsdale Blvd., Foster City, California 94404.

     In consideration of the mutual promises contained in this Agreement, Yahoo and DoveBid hereby agree as follows:

1.   Definitions.
     -----------

          The following terms are used in this Agreement with the respective meanings set forth below:

     "Affiliate" shall mean any company or any other entity world-wide in which
      ---------
Yahoo owns at least a twenty percent ownership, equity, or financial interest, including, without limitation, corporations, partnerships, joint ventures, and limited liability companies.

     "Anchor Tenant Module" means an advertising unit that conforms to the
      --------------------
specifications of the DoveBid Anchor Tenant Module.

     "Business to Business Merchant" means a company or other entity that
      -----------------------------
derives at least 50% of its revenue from the on-line sale of industrial/commercial equipment to other businesses.

     "Co-Branded Banner" means an advertising unit designed and created by
      -----------------
Yahoo, that (a) promotes the Yahoo B2B Site; (b) contains DoveBid Brand Features and Yahoo Brand Features and other content all subject to DoveBid's approval not to be unreasonably withheld; (c) has dimensions no larger than 468 pixels wide by 60 pixels high; (d) does not contain animation longer than 6 seconds; (e) does not contain "looped" animation; (f) has a file size no greater than 15K; and (g) permits users to navigate directly to the Yahoo B2B Site.

     "Co-Branded Button" means an advertising unit designed and created by
      -----------------
Yahoo, that (a) promotes the Yahoo B2B Site; (b) contains DoveBid Brand Features and Yahoo Brand Features and other content all subject to DoveBid's approval not to be unreasonably withheld; (c) has dimensions no larger than 88 pixels wide by 31 pixels high; (d) contains three lines of text each line that is no more than 16 characters in length, including spaces; (e) does not contain

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

animation; (f) has a file size no greater than 4K; and (g) permits users to navigate directly to the Yahoo B2B Site.

     "DoveBid Anchor Tenant Module" means an advertising unit substantially
      ----------------------------
similar in form to the example set forth in Exhibit A that (a) promotes
                                            ---------
DoveBid's business to business on-line auction service; (b) contains DoveBid Brand Features; (c) contains an image in .GIF or .JPG format that is no larger than 170 pixels wide by 35 pixels high and has no more than 125 characters, including spaces; (e) contains 3 bullet points then text where each line is no more than 28 characters, including spaces; (g) does not contain animation; (h) has a file size no greater than 4K; and (i) permits users to navigate directly to a Page on the DoveBid Site primarily related to the on-line purchase of the industrial/commerical equipment promoted in the DoveBid Anchor Tenant Module.

     "DoveBid Banner" means an advertising unit designed and created by DoveBid,
      --------------
subject to Yahoo's approval not to be unreasonably withheld, that (a) promotes the on-line sale of industrial/commercial equipment by DoveBid; (b) contains DoveBid Brand Features; (c) has dimensions no larger than 468 pixels wide by 60 pixels high; (d) does not contain animation longer than 6 seconds; (e) does not contain "looped" animation; (f) has a file size no greater than 15K; and (g) permits users to navigate directly to a Page on the DoveBid Site or a DoveBid Subsidiary Site dedicated to on-line sale of industrial/commercial equipment. For example, the keyword "agricultural machinery" must link to a Page on the DoveBid Site or a DoveBid Subsidiary Site that will be dedicated to the online purchase "agricultural machinery".

     "DoveBid Banner Category Pages" means those Pages identified on Exhibit B
      -----------------------------                                  ---------
provided that, Yahoo may substitute any Pages for comparable placement due to changes in the directory or applicable Yahoo Property. Upon written notice to DoveBid of such changes, Exhibit B will be deemed to be so amended.
                         ---------

     "DoveBid Banner Keywords" means those keywords identified on Exhibit C of
      -----------------------                                     ----------
this Agreement; provided that, Yahoo may substitute any such keyword for a comparable keyword that is reasonably approved by DoveBid.

     "DoveBid Banner Search Results Pages" means those pages displayed upon a
      -----------------------------------
user's search request on the Yahoo Main Site for a DoveBid Banner Keyword. For clarity, a search conducted within other Yahoo Properties that include special subject matter based search engines (e.g., Yahoo Auctions, Yahoo Classifieds, Yahoo Clubs, Yahoo News, Yahoo Shopping, Yahoo Yellow Pages) will not be considered a search of the Yahoo Main Site for purposes of this definition.

     "DoveBid Banner Pages" means (a) the DoveBid Banner Category Pages and (b)
      --------------------
the DoveBid Banner Search Results Pages.

     "DoveBid Brand Features" means all trademarks, service marks, logos and
      ----------------------
other distinctive brand features of DoveBid that are used in or relate to its business.

     "DoveBid Button" means an advertising unit designed and created by DoveBid,
      --------------
subject to Yahoo's approval not to be unreasonably withheld, that (a) contains DoveBid Brand Features; (b) has dimensions no larger than 88 pixels wide by 31 pixels high;

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

(c) contains three lines of text each line that is no more than 16 characters in length, including spaces; (d) does not contain animation; (e) has a file size no greater than 4K; and (f) permits users to navigate directly to a Page on the DoveBid Site or on a DoveBid Subsidiary dedicated to the on-line sale of industrial/ commercial equipment. For example, the keyword "agricultural machinery" must link to a page on DoveBid's Site or a DoveBid Subsidiary Site that will be dedicated to the online purchase "agricultural machinery".

     "DoveBid Button Category Pages" means those Pages identified on Exhibit B
      -----------------------------                                  ---------
provided that, Yahoo may substitute any Pages for comparable placement due to changes in the directory or applicable Yahoo Property. Upon written notice to DoveBid of such changes, Exhibit B will be deemed to be so amended.
                         ---------

     "DoveBid Button Keywords" means those keywords identified on Exhibit D of
      -----------------------                                     ----------
this Agreement; provided that, Yahoo may substitute any such keyword for a comparable keyword that is reasonably approved by DoveBid.

     "DoveBid Button Pages" means (a) the DoveBid Button Category Pages and (b)
      --------------------
the DoveBid Button Search Results Pages.

     "DoveBid Button Search Results Pages" means those pages displayed upon a
      -----------------------------------
user's search request on the Yahoo Main Site for a DoveBid Button Keyword. For clarity, a search conducted within other Yahoo Properties that include special subject matter based search engines (e.g., Yahoo Auctions, Yahoo Classifieds, Yahoo Clubs, Yahoo News, Yahoo Shopping, Yahoo Yellow Pages) will not be considered a search of the Yahoo Main Site for purposes of this definition.

     "DoveBid Content" means all listings data included on the DoveBid Site or
      ---------------
any DoveBid Subsidiary Site, including, without limitation, product names, product descriptions, quantity, shipping information, images, manufacturer and/or distributor names, price information, and URLs.

     "DoveBid E-Mail Message" means an electronic mail message that (a) promotes
      ----------------------
the on-line sale of industrial/commercial equipment by DoveBid; (b) conforms to Yahoo Delivers' then current guidelines; (c) is a single HTML message that does not exceed 425 pixels in width, which Yahoo will enclose within a table and place between the required header and footer information; (d) contains no more than 28 lines of text with no more than 68 characters per line and a maximum of 6 URLs, (e) consists of HTML code that is free of errors and passes the weblint validation checker or a similar validation process; (f) has a total file size, including HTML code and graphics, no larger than 30K; (g) does not contain more than six images, (h) does not contain animation longer than 6 seconds; (i) does not contain "looped" animation; (i) does not contain Java, JavaScript, frames, ActiveX or dynamic HTML; (j) does not have body background image or color, except that colored tables may be used to simulate a background color; (k) addresses users as Yahoo Delivers members (e.g., "An exclusive offer for Yahoo! Delivers members."); (l) has a subject line that contains no more than 45 characters, including spaces, and substantially conforms to the following format: "Yahoo! Delivers: A Special Offer from DoveBid."; and (m) permits users to navigate directly to a Page on the DoveBid Site or

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

DoveBid Subsidiary Site dedicated to the on-line purchase of industrial/commercial equipment promoted in the DoveBid E-Mail Message.

     "DoveBid Link" means any Link placed by Yahoo under this Agreement,
      ------------
including but not limited to the DoveBid Banner, the DoveBid Button, the DoveBid E-Mail Message, Yahoo Mail Logout Button, Yahoo Mail Welcome Button and the DoveBid Anchor Tenant Module.

     "DoveBid Site" means the Web site owned or operated on behalf of DoveBid
      ------------
dedicated to business to business on-line auction service and is currently located at http://www.dovebid.com.

     "DoveBid Subsidiary" means an entity wholly owned by DoveBid dedicated to
      ------------------
business to business on-line auction services.

     "DoveBid Subsidiary Site" means the Web site owned or operated on behalf of
      -----------------------
a DoveBid Subsidiary to which a user is directed from a DoveBid Link and that is dedicated to business to business on-line auction services.

     "Front Page Promotion" means a link that (i) has dimensions no greater than
      --------------------
230 pixels wide by 33 pixels tall, (ii) does not contain "looped" animation,
(iii) does not have any animation longer than 6 seconds, (iv) promotes DoveBid's business to business auction services, (v) has a file size no greater than 3K,
(vi) contains DoveBid Brand Features on banners and jump page, and (vii) links directly to a jump page on Yahoo or the DoveBid Site [or DoveBid Subsidiary Site mutually approved by the parties, where a prominent, above the fold image relevant to the promotion, measuring no less than 280,080 pixels, is displayed and (viii) contains a sweepstakes with a price value of $10,000 or more.

     "FTC Order" means that certain "Decision and Consent Order" issued by the
      ---------
U.S. Federal Trade Commission on February 5, 1999 against GeoCities, Inc., a California corporation acquired by Yahoo, attached hereto as Exhibit G and any
                                                             ---------
and all subsequent or related official materials, regulations, laws, judgments or orders.

     "Launch Date" means the date that the Yahoo B2B Site is publicly available
      -----------
and the DoveBid Anchor Tenant Module is placed on the front Page of the Yahoo B2B Site in accordance with the terms of this Agreement, except that in the event of any failure or delay on the part of DoveBid, the Launch Date will be deemed the date that the Yahoo B2B Site is otherwise functional and available to the public.

     "Link" or "link" means a visible graphic or textual indicator located
      ----      ----
within a Page that permits a user to navigate the World Wide Web; when selected by a user, this indicator directs the user's internet browser connection onward to a specified Page on the same or any other Web site via a URL (whether perceptible or not) and establishes a direct connection between the browser and the new Page.

     "Page" means any World Wide Web page (or, for on-line media other than Web
      ----
sites, the equivalent unit of the relevant protocol).

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

     "Page View" means a user's request for a Page as measured by Yahoo's
      ---------
advertising reporting system.

     "Run of Network" means banner placements in the north banner position
      --------------
across the Yahoo Properties.

     "Second Payment Date" means the date described in Section 4.2.
      -------------------

     "Term" means the period beginning on the Effective Date and continuing for
      ----
[*] from the Launch Date, unless either party terminates this Agreement in accordance with Sections 5.6, 5.7 or 10.

     "Yahoo B2B Site" means that U.S. targeted Yahoo Property that Yahoo intends
      --------------
to develop (currently intended to be named Yahoo Marketplace) that is dedicated to business to business commerce (currently intended to be located at http://B2B.@Yahoo.com).

     "Yahoo Brand Features" means all trademarks, service marks, logos and other
      --------------------
distinctive brand features of Yahoo that are used in or relate to its business.

     "Yahoo Competitors" means [*] and their successors in interest, wholly-
      -----------------
owned subsidiaries, acquisitions and acquirers.

     "Yahoo Delivers" means Yahoo's U.S. targeted direct marketing program
      --------------
conducted via Yahoo Mail.

     "Yahoo Mail" means Yahoo's U.S. targeted electronic mail property,
      ----------
currently located at http://mail.yahoo.com.

     "Yahoo Mail Logout Button" means a link that contains (a) a DoveBid logo
      ------------------------
with dimensions no larger than 88 pixels wide by 31 pixels high, (b) has a file size of no greater than 2K, (c) contains a pull down menu with a file size of no more than 1.35K and no more than 5 options, (d) a maximum of twenty five characters per line (including spaces), and (e) each character url may not exceed 200 characters in each redirect url.

     "Yahoo Mail Welcome Button" means a link that contains (a) a DoveBid logo
      -------------------------
with dimensions no larger than 88 pixels wide by 31 pixels high, (b) has a file size of no greater than 2K, (c) contains two lines of text; (d) each line of text containing no more than twenty five characters (including spaces), and (e) does not contain any animation.

     "Yahoo Main Site" means Yahoo's principal U.S. targeted directory to the
      ---------------
World Wide Web currently located at http://www.yahoo.com.

     "Yahoo Properties" means any Yahoo branded or co-branded media properties,
      ----------------
including but not limited to Internet guides, that are developed in whole or in part by Yahoo or its Affiliates.

2.   DoveBid Banners, Buttons and Modules.
     ------------------------------------

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

          2.1 Yahoo will provide the DoveBid Banner on the DoveBid Banner Pages, on a rotating basis until its Page View obligation under
               Section 8.1 is met.

          2.2 Yahoo will provide the DoveBid Button on the DoveBid Button Pages, the Yahoo Mail Logout Button on the logout page of Yahoo Mail, and the Yahoo Mail Welcome Button on the welcome Page of Yahoo Mail, all on a rotating basis until its Page View obligation under Section 8.1 is met.

          2.3 Yahoo will provide the DoveBid Anchor Tenant Module on the front Page of the Yahoo B2B Site on an [*] rotation with the [*] other Anchor Tenant Modules. Yahoo will also provide the DoveBid Anchor Tenant Module on a rotating basis on those category Pages and subcategory Pages of the Yahoo B2B Site set forth in Exhibit E.
                                                                    ---------
               The DoveBid Anchor Tenant Module will be placed on [*] of the aggregate category Pages and subcategory Pages of the Yahoo B2B Site. Subject to the limitations set forth in Section 8.1, DoveBid will have the opportunity to substitute or to request additional category Pages and subcategory Pages in the Yahoo B2B Site to maximize DoveBid's placement within those areas of the Yahoo B2B Site that correspond to listings that appear on DoveBid's online auction services business; provided that (a) the distribution will be fairly equivalent over every calendar quarter during the Term (e.g., DoveBid may not request a substitution or reallocation that results in moving the [*] of the total category and subcategory Pages to be delivered entirely in a future calendar quarter), and (b) all substitutions or additions are subject to availability and Yahoo's approval(not to be unreasonably withheld).

3.   DoveBid E-Mail Message.
     ----------------------

          3.1 Yahoo will deliver [*] DoveBid E-Mail Messages to those registered Yahoo Mail users who have indicated in their Yahoo Mail preferences a willingness to receive promotional offers via Yahoo Delivers. Yahoo will deliver the DoveBid E-Mail Message in accordance with Yahoo's privacy policy.

          3.2 DoveBid will provide to Yahoo all text of the DoveBid E-Mail Message and any other materials necessary for DoveBid to participate in Yahoo Delivers. Such materials will be (a) subject to Yahoo's approval, which will not be unreasonably withheld, and
               (b) consistent with Yahoo's policies and guidelines for such messages and for Yahoo Delivers generally.

4.   Promotion of the Yahoo B2B Site.
     -------------------------------

          4.1 Yahoo shall promote the Yahoo B2B Site by placing advertising placements created by Yahoo on certain Yahoo Properties as determined in Yahoo's sole discretion. Such Yahoo Properties may include but are not limited to the following: [*]

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

               The type, timing and placement of these advertising placements shall be at Yahoo's reasonable discretion.

          4.2 Yahoo agrees to provide advertising placements promoting the Yahoo B2B Site on the front Page of Yahoo! Auctions and the front Page of Yahoo! Small Business. DoveBid's second payment under
               Section 9.1 will be due on the date that Yahoo places such promotions on those Yahoo Properties. Such date is referred to as the "Second Payment Date."

          4.3 Yahoo will provide Co-Branded Banners and Co-Branded Buttons on a rotating basis across the Yahoo Properties. The number of Page Views of such Co-Branded Banners and Co-Branded Buttons will be mutually determined by the parties but will be equivalent to [*] in advertising value. The manner, timing and placement of such Co-Branded Banners and Co-Branded Buttons shall be determined by Yahoo and reasonably approved by DoveBid.

          4.4 Yahoo will provide Front Page Promotion to be scheduled on dates mutually agreed to by the parties. All Front Page Promotions are subject to availability and Yahoo standard terms for Front Page Promotions.

5.   Implementation of DoveBid Links.
     -------------------------------

          5.1 Yahoo will be solely responsible for the user interface and placement of the DoveBid Links on the Yahoo Properties, except that Yahoo agrees that the DoveBid Banner and DoveBid Button will appear in a manner substantially similar to the examples set forth in Exhibit J. DoveBid will be solely responsible for and
                        ---------
               will provide Yahoo with all text, artwork and design elements of the DoveBid Links.

          5.2 Yahoo reserves the right, at any time, to redesign or modify: (i) the organization, structure, specifications, "look and feel," navigation, guidelines and other elements of the Yahoo Properties on which a DoveBid Link is placed; or (ii) the Yahoo B2B Site and the layout of the DoveBid Content. If any such redesign or modification materially and adversely affects in any manner the nature of the distribution, promotions, and/or placements required under this Agreement (including without limitation any DoveBid Link or DoveBid Content), Yahoo will notify DoveBid and will work with DoveBid in good faith to provide DoveBid, as its sole remedy, with comparable distribution, promotions and/or placements on the Yahoo Properties which will be subject to DoveBid's reasonable approval.

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

          5.3 DoveBid will provide to Yahoo all URLs, URL formats (as applicable), content and other materials necessary for Yahoo to provide the DoveBid Links in accordance with the specifications set forth in this Agreement and Yahoo's standard advertising guidelines, currently located at http://docs.yahoo.com/docs/advertising/ (the "DoveBid
                                                             -------
               Deliverables"). All content and material contained in the DoveBid
               ------------
               Links are subject to Yahoo's approval (which shall not be unreasonably withheld) and must comply with all applicable federal, state and local laws, rules and regulations, including but not limited to consumer protection laws and rules and regulations governing product claims, truth in labeling and false advertising.

          5.4 In no event will the first Page on the DoveBid Site or on a DoveBid Subsidiary Site contain graphic or text links, advertisements or promotions of any Yahoo Competitors. This restriction does not apply to (a) Yahoo Competitors that may appear as [*] the [*] by [*] or (b) any [*], [*] and [*] made available by Yahoo Competitors that are [*] as a [*] in the [*].

          5.5 DoveBid will place a Yahoo graphic link on those Pages of the DoveBid Site or the DoveBid Subsidiary Site to which Yahoo users click through directly from any DoveBid Anchor Tenant Module, DoveBid Button, Yahoo Welcome or Yahoo Logout Button. DoveBid will also use its best efforts to include a Yahoo graphic link on any page to which users click through directly from any other DoveBid Link placed by Yahoo under this Agreement. The Yahoo graphic link will (a) be placed in a manner approved by Yahoo (b) contain the Yahoo name and logo as provided by Yahoo and (c) directly link the user back to a page designated by Yahoo.

          5.6 DoveBid will design and operate the DoveBid Site and each DoveBid Subsidiary Site to (a) handle [*] simultaneous requests; (b) have a minimum [*] uptime and maximum [*] downtime per calendar quarter of the Term (except for planned downtime that may be required for system enhancements, upgrades or preventative maintenance); and (c) ensure that data transfers from the DoveBid Site to the Yahoo Properties initiate within less than [*], on average, of request. DoveBid will provide customer service support for all inquiries regarding the services offered on the DoveBid Site. DoveBid will provide the following customer service information on the DoveBid Site in a manner mutually agreed to by the parties: (i) an email address and other contact information, and (ii) information/guidelines on DoveBid's policy regarding disputes. DoveBid agrees that: [*] of all customer care requests will receive responses within [*] hours. The criteria set forth in the preceding three sentences will be referred to hereinafter as the "DoveBid Performance Criteria".) Without limitation, if
                       ----------------------------
               DoveBid fails to meet any of the DoveBid Performance Criteria in any material respect, Yahoo will have the right to terminate the Agreement if DoveBid does not cure such failure

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

               within [*] days following written notice thereof to DoveBid. In the event of such termination, DoveBid will not be required to make any further payments to Yahoo (other than to make any payments accrued and not paid (including revenue share payments) through the date of termination).

          5.7 Yahoo will design and operate the Yahoo B2B Site to (a) handle [*] simultaneous requests; (b) have a minimum [*] uptime and maximum [*] downtime per calendar quarter of the Term (except for planned downtime that may be required for system enhancements, upgrades or preventative maintenance); and (c) ensure that data transfers from the Yahoo B2B Site to the DoveBid Site or any DoveBid Subsidiary Site initiate within less than [*], on average, of request. Without limitation, if Yahoo fails to meet any of the above criteria in any material respect, DoveBid will have the right to terminate the Agreement if Yahoo does not cure such failure within [*] days following written notice thereof to Yahoo. In the event of such termination, DoveBid will not be required to make any further payments to Yahoo (other than to make any payments accrued and not paid (including revenue share payments) through the date of termination).

6.   Licenses; Display of DoveBid Content; Ownership
     -----------------------------------------------

     6.1  By DoveBid.
          ----------

               (a)  DoveBid Content.
                    ---------------

                    DoveBid hereby grants to Yahoo a non-exclusive, worldwide, royalty-free license to use, reproduce, distribute, display, modify and transmit the DoveBid Content via the Internet and third party networks (including, without limitation, telephone and wireless networks) in connection with the Yahoo B2B Site and other Yahoo Properties and to permit users to download and print such DoveBid Content. Yahoo may modify the DoveBid Content only to the extent necessary to fit the format and look and feel of the Yahoo Properties (which may include displaying a subset of DoveBid Content on a Yahoo Property as "teaser content") but shall not modify the content of any listings data. Yahoo shall be entitled to sublicense the rights set forth in this Section 6.1 only (i) to Affiliates only for inclusion in Yahoo Properties, and
                    (ii) in connection with distribution arrangements of a Yahoo Property (e.g., a co-branded My Yahoo property).

                    (b)  DoveBid Links.  During the Term, DoveBid hereby
                         -------------
                         grants to Yahoo a non-exclusive, worldwide, royalty-free license to use, reproduce, distribute, and display the DoveBid Brand Features (1) to indicate the location of the DoveBid Links as set forth herein and (2) in connection with the marketing and promotion of DoveBid in the Yahoo Properties; provided, in all cases, that such use is in accordance with

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                         DoveBid's then-current standard trademark usage guidelines set forth in Exhibit K. Yahoo shall not
                                                 ---------
                         modify the DoveBid Brand Features without DoveBid's prior written approval. Yahoo hereby assigns to DoveBid all right, title and interest in the DoveBid Brand Features, together with the goodwill attaching thereto, that may inure to it in connection with this Agreement or from its use of the DoveBid Brand Features hereunder.

          6.2  By Yahoo.  During the Term, Yahoo hereby grants to DoveBid a
               --------
               non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo Brand Features as described in Section 5.5 above; provided, in all cases, that such use is in accordance with Yahoo's then-current standard trademark usage guidelines set forth in Exhibit K. DoveBid shall not modify the Yahoo Brand Features without Yahoo's prior written approval. DoveBid hereby assigns to Yahoo all right, title and interest in the Yahoo Brand Features, together with the goodwill attaching thereto, that may inure to it in connection with this Agreement or from its use of the Yahoo Brand Features hereunder.

          6.3  Display of DoveBid Content.  DoveBid shall provide a feed to
               --------------------------
               Yahoo of the DoveBid Content in accordance with the specifications to be mutually agreed upon by the parties. Yahoo will display the DoveBid Content on the Yahoo B2B Site in a manner substantially similar to the example set forth on Exhibit
               J. Notwithstanding the foregoing, Yahoo may, at any time and in its sole discretion remove or not display any DoveBid Content (a) for technical or service related issues, (b) if Yahoo reasonably believes that the DoveBid Content violates any of Yahoo's standards for acceptable listings (which for purposes of this Agreement will be deemed to be the "Sellers Rules" for listings on Yahoo Auctions currently located at http://help.yahoo.com/help/us/auct/asell/asell-21.html), (c) is reasonably believed by Yahoo to be, the subject of any claim or lawsuit of any kind, including without limitation any claim or allegation that any DoveBid Content violates, infringes, or otherwise misappropriates the rights of any third party, or (d) that Yahoo is requested or required to remove by any government agency, order of a court or administrative body of competent jurisdiction. Yahoo will use reasonable commercial efforts to notify DoveBid in writing in the event that it exercises its rights not to display or remove any DoveBid Content.

          6.4 As between DoveBid and Yahoo, DoveBid will retain all right, title and interest in and to the DoveBid Site and the DoveBid Subsidiary Sites, and related DoveBid technology, the DoveBid Content and DoveBid Brand Features including but not limited to all intellectual property rights therein. As between Yahoo and DoveBid, Yahoo will retain all right, title and interest in and to the Yahoo Properties and related technology, and Yahoo Brand Features, including but not limited to all intellectual property rights therein.

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

7.   Limited Exclusivity.
     -------------------

          7.1 During the Term, Yahoo will place no more than [*] Anchor Tenant Modules promoting Business to Business Merchants on the front Page of the Yahoo B2B Site. Yahoo reserves the right to divide one of the Anchor Tenant Module positions on the front Page of the Yahoo B2B Site among up to [*] other merchants. In addition, in accordance with Section 2.3 hereof, Yahoo will place the DoveBid Anchor Tenant Module on a non-exclusive basis on [*] of the category and subcategory Pages of the Yahoo B2B Site.

          7.2 DoveBid acknowledges and agrees that, except for the limited exclusivity provision of Section 7.1, Yahoo may place any advertising units for or otherwise promote any entity, including but not limited to other Business to Business Merchants, on any Page within the Yahoo Properties. Yahoo shall also not be restricted in any manner from incorporating editorial content from any entity, including but not limited to, other Business to Business Merchants.

          7.3 During the Term, Yahoo will not make an [*] in [*] or [*] or place any banner advertisements or buttons on the Yahoo Properties that are [*] with the Yahoo Brand Features and the brand features of [*] or [*]. The foregoing restriction will not apply to additional sites acquired by Yahoo and added to the Yahoo Properties to the extent that such additional sites had a preexisting [*] or co-branded banner or button relationship with [*] or [*].

8.   Page Views.
     ----------

          8.1 Yahoo expressly acknowledges its obligation under this Agreement to furnish DoveBid with advertising and other promotions valued in the aggregate at [*] based on a discount of [*] off of Yahoo's year 2000 advertising rate card. The parties acknowledge that based on the amount of such consideration to be paid by DoveBid, Yahoo will deliver a minimum of [*] Page Views with a preliminary target distribution of such Page Views as set forth below (the "Preliminary Targets"). Yahoo will use commercially reasonable
                -------------------
               efforts to deliver these Page Views as set forth below, but Yahoo's Page View obligation is with respect to the program as a whole. Yahoo will not be in breach of this Agreement for failure to deliver the specific number of Page Views in any of the following areas.

          .    [*] DoveBid Banner Pages

          .    [*] DoveBid Button Pages

          .    [*] DoveBid Email Messages

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

          .  [*] Page Views of Front Page Promotions

          .  [*] DoveBid Banner Advertisements placed on Run of Network

     Notwithstanding the foregoing, Yahoo expressly acknowledges that it is the intent and desire of the parties to mutually track the efficacy of the advertising and promotions to be provided by Yahoo hereunder and to make adjustments to the Preliminary Targets for the distribution and types of promotions in a manner consistent with the parties' overall business goals for this Agreement. Accordingly, DoveBid will have the right, once each calendar month during the Term to request adjustments to the Preliminary Targets; provided that all adjusted "Preliminary Targets" (a) will be valued at [*] rates in [*] to the [*] available on [*]; (b) will not exceed a total value of [*]; (c) will be placed subject to availability and Yahoo's prior approval and on a schedule to be mutually agreed upon by the parties; and (d) are subject to the "make good" provisions set forth in
     Section 8.2 below.

          8.2 In the event that Yahoo fails to deliver the number of Page Views or emails set forth in Section 8.1 (as reduced by any proration under Section 8.3) before the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations under Sections 2 and 3 in the areas set forth therein (or similar inventory mutually agreed upon by the parties) beyond the end of the Term until such Page View obligation is satisfied. Yahoo will use commercially reasonable efforts to make good any undelivered Page Views or emails within three months (but in any event will "make good" the shortfall within six months) from the end of the Term. The provisions of this Section 8.2 set forth the entire liability of Yahoo, and DoveBid's sole remedy, for Yahoo's failure to meet its Page View obligation set forth in Section 8.1.

          8.3 In the event that DoveBid fails to (a) provide Yahoo, at least [*] business day prior to the scheduled activation date of any DoveBid Link with the DoveBid Deliverables necessary for Yahoo to activate such DoveBid Link; or (b) design and operate the DoveBid Site or a DoveBid Subsidiary Site in accordance with Section 5.6, then (1) the number of Page Views set forth in Section 8.1 will be prorated on a daily basis until DoveBid remedies such failure (e.g., if Yahoo committed to deliver [*] Page Views over a one
               (1) year period and DoveBid provided Yahoo with the DoveBid Deliverables 15 days after the DoveBid Deliverables Due Date, then Yahoo's Page View obligation would be reduced by [*] Page Views) and (2) all payments made or due hereunder will be converted to a non-refundable, non-creditable holding fee for making the advertising inventory available to DoveBid.

          8.4 Yahoo will provide DoveBid with access to an electronic database, the accuracy of which is periodically reviewed and certified by Ernst & Young, LLP or a similarly reputable and independent entity, that describes Yahoo's calculation of the Page Views delivered during the Term.

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

9.   Compensation.
     ------------

          9.1  Slotting Fee.  In consideration of Yahoo's performance and
               ------------
               obligations as set forth herein, DoveBid will pay to Yahoo a non-refundable (except as expressly set forth in Section 10.3) non-creditable slotting fee equal to [*]. DoveBid will pay such fee to Yahoo on or before the dates set forth below, with the first payment of [*] designated as a set up fee for the design, consultation, development and implementation of the DoveBid Links.

          Payment                       Date
          -------                       ----

          [*] upon execution of the Agreement, which shall be designated as a set-up fee for the design, consultation, development and implementation of the DoveBid Links;

          [*]       on the Second Payment Date; and

          [*] for three quarterly payments payable in 90 day intervals; with the first payment due 90 days after the Second Payment Date.

          9.2  Revenue Share:  In addition to the compensation described above,
               --------------
               DoveBid will, each calendar quarter during the Term, purchase an additional amount of advertising in the form of Co-Branded Banners or Co-Branded Buttons in an amount equal to [*] of the Gross Commissions earned by DoveBid on all sales that originate from users that click-through from any DoveBid Link. "Gross Commissions" means the transaction fee amount that is collected by DoveBid or a DoveBid Subsidiary on auction or retail sales on the DoveBid Site or any DoveBid Subsidiary Site. If DoveBid owns the asset, then "Gross Commissions" means the imputed transaction fee that would have been collected by DoveBid if DoveBid had charged its standard commission rate on the value of the asset sold. Payments will be made quarterly by DoveBid to Yahoo within [*] days following the last day of each calendar quarter. DoveBid will provide to Yahoo quarterly reports certified by an officer of DoveBid that describes in sufficient detail the number of transactions completed, the gross revenue resulting from those transactions, and the calculation of the Gross Commission. Yahoo will provide Page Views of Co-Branded Buttons or Co-Branded Banners in accordance with Yahoo's standard advertising rates in effect at the time.

          9.3  Audit Rights.  DoveBid will maintain materially complete and
               ------------
               accurate records in accordance with generally accepted methods of accounting for revenue share transactions described in Section
               9.2 above and will allow Yahoo, at its own expense, to direct an independent certified public

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

               accounting firm to inspect and audit such records during normal business hours with written notice to DoveBid. Such inspections and audits will be limited to one time in any twelve (12) month period and all of DoveBid's records (and any other information disclosed by DoveBid in connection with such audit) will be deemed to be DoveBid Confidential Information, subject to the terms and conditions of Section 11.3 hereof. In the event that any audit reveals an underpayment of more than ten percent (10%), DoveBid will pay the reasonable cost of such audit.

          9.4  Payment Information.  Except as otherwise expressly set forth
               -------------------
               in this Agreement, all payments herein are non-refundable and non-creditable and will be made by DoveBid via wire transfer into Yahoo's main account according to the wire transfer instructions set forth in Exhibit F.
                            ---------

          9.5  Late Payments.  Any portion of the above payments that has not
               -------------
               been paid to Yahoo on the dates set forth above will bear interest at the greater of (a) 1% per month or (b) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by DoveBid to make the payments specified in Sections 9.1 and 9.2 on the dates set forth therein constitutes a material breach of this Agreement.

          9.6  Warrant.  DoveBid will issue to Yahoo a Warrant in the form
               -------
               attached hereto as Exhibit I on the Effective Date of this
                                  ---------
               Agreement.

10.  Term and Termination.
     --------------------

          10.1 Term.  This Agreement will commence upon the Effective Date and,
               ----
               unless terminated as provided herein, will remain in effect for the Term.

          10.2 Right of [*].  In the event that Yahoo, in its sole discretion,
               ------------
               elects to [*] advertising and promotion program described in this Agreement [*], Yahoo will provide written notice to DoveBid at least [*] days [*] to the [*]. Yahoo will describe its reasonable [*] for such [*] in its written notice to DoveBid. If DoveBid declines to commence [*] with Yahoo regarding such [*] within [*] days after receiving such written notice from Yahoo, or if the parties fail to reach agreement within [*] days following the commencement of [*], or such later date as is agreed by the parties, Yahoo may [*] to [*]

          10.3 Termination by DoveBid.  If the Yahoo B2B Site does not launch
               ----------------------
               by [*], then DoveBid will have the right to terminate the Agreement with thirty (30) days written notice to Yahoo (unless the Yahoo B2B Site launches within the thirty (30) day notice period). In the event of such termination by DoveBid, DoveBid will receive a pro-rata refund of the initial [*] payment less the value of the advertising placed by Yahoo promoting the DoveBid Site (or a DoveBid Subsidiary Site) delivered prior to the date of termination. The value of the advertising will be determined by Yahoo's

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

               current advertising rate card. Upon the effective date of such a termination by DoveBid, the Warrant described in Section 9.6 will be cancelled if it has not already been exercised by Yahoo. DoveBid agrees that except for the foregoing right to terminate and obtain a pro-rata refund, Yahoo will not be liable for any failure or delay to launch the Yahoo B2B Site. Notwithstanding the foregoing, DoveBid will not have the right to terminate or receive a pro-rata refund of any amounts paid if the Launch Date is delayed by any failure of DoveBid including, without limitation, any failure or delay in providing Yahoo with any of the DoveBid Deliverables. In the event of any failure or delay on the part of DoveBid, the Launch Date will be deemed to be the date that the Yahoo B2B Site is otherwise functional and available to the public.

               In addition, in the event that the Launch Date does not occur by [*] and DoveBid does not exercise its right to terminate the Agreement as described in Section 10.3 above, then the parties will discuss and mutually agree upon a revised compensation schedule to include payment to Yahoo for the advertising placements. If the parties cannot mutually agree upon a revised compensation schedule, then Yahoo will have the right to terminate the Agreement without further obligation or liability to DoveBid.

          10.4 Termination by Either Party with Cause.  This Agreement may be
               --------------------------------------
               terminated at any time by either party (a) immediately upon written notice if the other party (1) becomes insolvent; (2) files a petition in bankruptcy; or (3) makes an assignment for the benefit of its creditors; or (b) 30 days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (10 days in the case of a failure to pay), which breach is not remedied within such notice period.

          10.5 Survival.  The provisions of Sections 1, 6.4, 8.2, 11, 12, 13,
               --------
               15 and this 10.5 will survive expiration or termination of this Agreement, except that DoveBid's payment obligations set forth in
               Section 9 will not survive a proper termination of this Agreement by DoveBid in accordance with Sections 10.3 or 10.4.

11.  Confidential Information and Publicity.
     --------------------------------------

          11.1 Terms and Conditions.  The terms and conditions of this
               --------------------
               Agreement will be considered confidential and will not be disclosed to any third parties except to such party's accountants, attorneys or except as otherwise required by law. Neither party will make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent. If this Agreement or any of its terms must be disclosed under any law, rule or regulation (e.g., as part of a filing with the United States Securities and Exchange Commission), excluding an order or other discovery request issued by a court of competent

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

               jurisdiction, the disclosing party will (a) give written notice of the intended disclosure to the other party at least 5 days in advance of the date of disclosure; (b) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations; and (c) submit a request, to be agreed upon by the other party, that such portions and other provisions of this Agreement requested by the other party receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body. Upon execution of this Agreement, DoveBid will provide Yahoo with its proposed redactions of this Agreement to be disclosed as part of its S-1 filing. Notwithstanding the provisions of subsection (a) above, Yahoo will have 3 days prior to the date of the disclosure of the S-1.

          11.2 Publicity.  Any and all publicity relating to this Agreement and
               ---------
               subsequent transactions between Yahoo and DoveBid and the method of its release will be approved in advance of the release, in writing, by both Yahoo and DoveBid.

          11.3 Nondisclosure Agreement.  Yahoo and DoveBid acknowledge and
               -----------------------
               agree that the terms of the Mutual Nondisclosure Agreement attached hereto as Exhibit H will be incorporated by reference
                                  ---------
               and made a part of this Agreement, and will govern the use and disclosure of confidential information and all discussions pertaining to or leading to this Agreement.

          11.4 User Data.  All information and data provided to Yahoo by users
               ---------
               of the Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties will be retained by and owned solely by Yahoo. All information and data provided to DoveBid on the DoveBid Site or DoveBid Subsidiary Site otherwise collected by DoveBid relating to user activity on the DoveBid Site or DoveBid Subsidiary Site will be retained by and owned solely by DoveBid. Each party agrees to use information and data provided to it by a user only as disclosed to and authorized by that user and will not disclose, sell, license or otherwise transfer this information to any third party or use this information for the transmission of "junk mail," "spam" or any other unsolicited mass distribution of information.

          11.5 Privacy of User Information.  DoveBid will (a) ensure that all
               ---------------------------
               information provided by users of the DoveBid Site is maintained, accessed and transmitted in a secure environment and in compliance with industry standard security specifications; and
               (b) provide a link to its privacy policy regarding the protection of user data on those Pages of the DoveBid Site where the user is requested to provide personal or financial information. Further, DoveBid represents and warrants that it has reviewed the FTC Order and will not engage in any conduct that would cause Yahoo to violate the FTC Order. DoveBid agrees to follow and comply with all

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

               reasonable instructions and directions of Yahoo to ensure Yahoo's compliance with the FTC Order.

12.  Indemnification.
     ---------------

          12.1 By DoveBid.  DoveBid, at its own expense, will indemnify,
               ----------
               defend and hold harmless Yahoo and its employees, representatives, agents and affiliates from and against any claim, demand, action or other proceeding brought by any third party against Yahoo to the extent that such claim, demand, action or other proceeding is based on, or arises out of a claim that any DoveBid Content, DoveBid Brand Feature, any material, product or service produced, distributed, offered or sold by DoveBid, or any material presented on the DoveBid Site or a DoveBid Subsidiary Site (1) infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party; (2) is or contains any material or information that is obscene, defamatory, libelous, slanderous or that violates any law or regulation; (3) violates any rights of any person or entity, including but not limited to rights of publicity, privacy or personality; (4) has resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; or (5) is subject to any fees, royalties, licenses or any other payments to any third party; provided, however, that in any such case (A) Yahoo provides DoveBid with prompt notice of any such claim; (B) Yahoo permits DoveBid to assume and control the defense of such action upon DoveBid's written notice to Yahoo of its intention to indemnify; and (C) upon DoveBid's written request, and at no expense to Yahoo, Yahoo will provide to DoveBid all available information and assistance reasonably necessary for DoveBid to defend such claim. DoveBid will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent, which will not unreasonably be withheld. DoveBid will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding.

          12.2 By Yahoo.  Yahoo, at its own expense, will indemnify, defend and
               --------
               hold harmless DoveBid and its employees, representatives, agents and affiliates from and against any claim, demand, action or other proceeding brought by any third party against DoveBid to the extent that such claim, demand, action or other proceeding is based on, or arises out of, a claim that any Yahoo Brand Feature
               (1) infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party or (2) is subject to any fees, royalties, licenses or any other payments to any third party; provided, however, that in any such case (1) DoveBid provides Yahoo with prompt written notice of any such claim; (2) DoveBid permits Yahoo to assume and control the defense of such

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

               action or proceeding upon Yahoo's written notice to DoveBid of its intention to indemnify; and (3) upon Yahoo's written request, and at no expense to DoveBid, DoveBid will provide Yahoo with all available information and assistance reasonably necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to DoveBid, without DoveBid's prior written consent, which will not be unreasonably withheld. Yahoo will pay any and all costs, damages and expenses, including but not limited to reasonable attorneys' fees and costs awarded against or otherwise incurred by DoveBid in connection with or arising from any such claim, demand, action or other proceeding.

13.  Limitation of Liability.
     -----------------------

          EXCEPT AS PROVIDED IN SECTION 12, UNDER NO CIRCUMSTANCES WILL DOVEBID, YAHOO OR ANY AFFILIATE OF EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.  Insurance.
     ---------

          14.1 General Commercial Liability.  DoveBid will maintain insurance
               ----------------------------
               during the Term with a carrier that is reasonably acceptable to Yahoo and with coverage for commercial general liability and errors and omissions of at least [*] dollars per occurrence. DoveBid will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within 10 days after the Effective Date. Such insurance policy will not be cancelled or modified in a manner inconsistent with this provision without Yahoo's prior written consent. Yahoo will maintain insurance during the Term with a carrier that is reasonably acceptable to DoveBid and with coverage for commercial general liability and errors and omissions of at least $1 million dollars per occurrence.

15.  General Provisions.
     ------------------

          15.1 Independent Contractors.  It is the intention of Yahoo and
               -----------------------
               DoveBid that Yahoo and DoveBid are, and will be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement will be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and DoveBid.

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

          15.2 Entire Agreement.  This Agreement, together with all Exhibits
               ----------------
               hereto, represents the entire agreement between Yahoo and DoveBid with respect to the subject matter hereof and thereof and will supersede all prior agreements and communications of the parties, oral or written, including without limitation the Letter of Intent executed on or about February 22, 2000 between Yahoo and DoveBid.

          15.3 Amendment and Waiver.  No amendment to, or waiver of, any
               --------------------
               provision of this Agreement will be effective unless in writing and signed by both parties. The waiver by any party of any breach or default will not constitute a waiver of any different or subsequent breach or default.

          15.4 Governing Law.  This Agreement will be governed by and
               -------------
               interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

          15.5 Successors and Assigns.  Neither party will assign its rights or
               ----------------------
               obligations under this Agreement without the prior written consent of the other party, which will not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity that acquires substantially all of the stock or assets of a party to this Agreement, except that consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a direct competitor of the non-assigning party. All terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

          15.6 Force Majeure.  Neither party will be liable for failure to
               -------------
               perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party. If such event continues for more than 30 days, the other party may terminate this Agreement without further obligation.

          15.7 Notices. All notices, requests and other communications called
               -------
               for by this agreement will be deemed to have been given immediately if made by facsimile or electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301 Attention:
               Senior Director, Business Development (e-mail: sfigler@yahoo-inc.com), with a copy to its General Counsel (e-mail: jplace@yahoo-inc.com), and if to DoveBid at the physical or electronic mail address set forth on the signature page of this Agreement, or to such other addresses as either party specifies to the other. Notice by any other

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                 means will be deemed made when actually received by the party to which notice is provided.

          15.8   Severability.  If any provision of this Agreement is held to be
                 ------------
                 invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not effect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.9   Sole Responsibility.  DoveBid will remain solely responsible
                 -------------------
                 for operation of the DoveBid Site, and Yahoo and its Affiliates will remain solely responsible for the operation of the Yahoo Properties. Each party (a) acknowledges that the DoveBid Site and the Yahoo Properties may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

          15.10  Counterparts.  This Agreement may be executed in two
                 ------------
                 counterparts, both of which taken together will constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

          15.11  Authority.  Each of Yahoo and DoveBid represents and warrants
                 ---------
                 negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

          15.12  Attorneys Fees.  The prevailing party in any action to
                 --------------
                 enforce this Agreement will be entitled to reimbursement of its expenses, including reasonable attorneys' fees.


                           [Signature page follows]

          This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                               DOVEBID, INC.

By: __________________________________    By: __________________________________

Name: ________________________________    Name: ________________________________

Title: _______________________________    Title: _______________________________

                                          Attn:
                                                ________________________________

                                                ________________________________

                                                ________________________________

                                          Tel: _________________________________

                                          Fax: _________________________________

                                          email: _______________________________

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT A

                             Anchor Tenant Module
                            [GRAPHIC APPEARS HERE]

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT B

                         DoveBid Banner Category Pages
                         -----------------------------

                              [*]

                 DoveBid Button Category Pages
                 -----------------------------

                              [*]

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT C

                            DoveBid Banner Keywords
                            -----------------------

                                      [*]

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT D

                            DoveBid Button Keywords
                            -----------------------

                                      [*]

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT E

                         Auction Module Category Pages


                                      [*]

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT F

                          Wire Transfer Instructions

Yahoo's Bank Information:


Institution Name:                               Imperial Bank
Institution Address:                            Inglewood, CA
ABA:                                            122 201 444
Beneficiary Name:                               Yahoo! Inc.
Beneficiary Account Number:                     [*]

*Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT G

                            FTC DECISION AND ORDER

                                                                         9823015
                                                                         B251544
                           UNITED STATES OF AMERICA
                           FEDERAL TRADE COMMISSION

COMMISSIONERS:

  Robert Pitofsky, Chairman

  Sheila F. Anthony

  Mozelle W. Thompson

  Orson Swindle

                               In the Matter of
                           GEOCITIES, a corporation.
                               DOCKET NO. C-3850
                              DECISION AND ORDER

The Federal Trade Commission having initiated an investigation of certain acts and practices of the respondent named in the caption hereof, and the respondent having been furnished thereafter with a copy of a draft of complaint which the Bureau of Consumer Protection proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge respondent with violation of the Federal Trade Commission Act; and

The respondent, its attorneys, and counsel for Federal Trade Commission having thereafter executed an agreement containing a consent order, an admission by the respondent of all the jurisdictional facts set forth in the aforesaid draft of complaint, a statement that the signing of said agreement is for settlement purposes only and does not constitute an admission by respondent that the law has been violated as alleged in such complaint, or that the facts as alleged in such complaint, other than jurisdictional facts, are true and waivers and other provisions as required by the Commission's Rules; and

The Commission having considered the matter and having determined that it had reason to believe that the respondent has violated the said Act, and that complaint should issue stating its charges in that respect, and having thereupon accepted the executed consent agreement and placed such agreement on the public record for a period of sixty (60) days, and having duly considered the comments filed thereafter by interested persons pursuant to (S) 2.34 of its Rules, now in further conformity with the procedure prescribed in (S) 2.34 of its Rules, the Commission hereby issues its complaint, makes the following jurisdictional findings and enters the following order:

     1. Respondent GeoCities, is a corporation organized, existing, and doing business under and by virtue of the laws of the State of California, with its office or principal place of business located at 1918 Main Street, Suite 300, Santa Monica, California 90405.

     2. The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of the respondent, and the proceeding is in the proceeding is in the public interest.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                     ORDER
                                  DEFINITIONS

For purposes of this order, the following definitions shall apply:

     1. "Child" or "children" shall mean a person of age twelve (12) or under.

     2. "Parents" or "parental" shall mean a legal guardian, including, but not limited to, a biological or adoptive parent.

     3. "Personal identifying information" shall include, but is not limited to, first and last name, home or other physical address (e.g., school), e-mail address, telephone number, or any information that identifies a specific individual, or any information which when tied to the above becomes identifiable to a specific individual.

     4. "Disclosure" or "disclosed to third party(ies)" shall mean (a) the release of information in personally identifiable form to any other individual, firm, or organization for any purpose or (b) making publicly available such information by any means including, but not limited to, public posting on or through home pages, pen pal services, e-mail services, message boards, or chat rooms.

     5. "Clear(ly) and prominent(ly)" shall mean in a type size and location that are not obscured by any distracting elements and are sufficiently noticeable for an ordinary consumer to read and comprehend, and in a typeface that contrasts with the background against which it appears.

     6. "Archived" database shall mean respondent's off-site "back-up" computer tapes containing member profile information and GeoCities Web site information.

     7. "Electronically verifiable signature" shall mean a digital signature or other electronic means that ensures a valid consent by requiring: (1) authentication (guarantee that the message has come from the person who claims to have sent it); (2) integrity (proof that the message contents have not been altered, deliberately or accidentally, during transmission); and (3) non-repudiation (certainty that the sender of the message cannot later deny sending it).

     8. "Express parental consent" shall mean a parent's affirmative agreement that is obtained by any of the following means: (1) a signed statement transmitted by postal mail or facsimile; (2) authorizing a charge to a credit card via a secure server; (3) e-mail accompanied by an electronically verifiable signature; (4) a procedure that is specifically authorized by statute, regulation, or guideline issued by the Commission; or (5) such other procedure that ensures verified parental consent and ensures the identity of the parent, such as the use of a reliable certifying authority.

     9. Unless otherwise specified, "respondent" shall mean GeoCities, its successors and assigns and its officers, agents, representatives, and employees.

     10. "Commerce" shall mean as defined in Section 4 of the Federal Trade Commission Act, 15 U.S.C. (S) 44.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                      I.

IT IS ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not make any misrepresentation, in any manner, expressly or by implication, about its collection or use of such information from or about consumers, including, but not limited to, what information will be disclosed to third parties and how the information will be used.

                                      II.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with any online collection of personal identifying information from consumers, in or affecting commerce, shall not misrepresent, in any manner, expressly or by implication, the identity of the party collecting any such information or the sponsorship of any activity on its Web site.

                                     III.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall not collect personal identifying information from any child if respondent has actual knowledge that such child does not have his or her parent's permission to provide the information to respondent. Respondent shall not be deemed to have actual knowledge if the child has falsely represented that (s)he is not a child and respondent does not knowingly possess information that such representation is false.

                                      IV.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information, in or affecting commerce, shall provide clear and prominent notice to consumers, including the parents of children, with respect to respondent's practices with regard to its collection and use of personal identifying information. Such notice shall include, but is not limited to, disclosure of:

     A. what information is being collected (e.g., "name," "home address," "e-mail address," "age," "interests");

     B. its intended use(s);

     C. the third parties to whom it will be disclosed (e.g., "advertisers of consumer products," mailing list companies," "the general public");

     D. the consumer's ability to obtain access to or directly access such information and the means by which (s)he may do so;

     E. the consumer's ability to remove directly or have the information removed from respondent's databases and the means by which (s)he may do so; and

     F. the procedures to delete personal identifying information from respondent's databases and any limitations related to such deletion.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

     Such notice shall appear on the home page of respondent's Web site(s) and at each location on the site(s) at which such information is collected.

Provided that, respondent shall not be required to include the notice at the
--------------
locations at which information is collected if such information is limited to tracking information and the collection of such information is described in the notice required by this Part.

Provided further that, for purposes of this Part, compliance with all of the
---------------------
following shall be deemed adequate notice: (a) placement of a clear and prominent hyperlink or button labeled PRIVACY NOTICE on the home page(s), which directly links to the privacy notice screen(s); (b) placement of the information required in this Part clearly and prominently on the privacy notice screen(s), followed on the same screen(s) with a button that must be clicked on to make it disappear; and (c) at each location on the site at which any personal identifying information is collected, placement of a clear and prominent hyperlink on the initial screen on which the collection takes place, which links directly to the privacy notice and which is accompanied by the following statement in bold typeface:

NOTICE: We collect personal information on this site. To learn more about how we use your information click here.

                                      V.

IT IS FURTHER ORDERED that respondent, directly or through any corporation, subsidiary, division, or other device, in connection with the online collection of personal identifying information from children, in or affecting commerce, shall maintain a procedure by which it obtains express parental consent prior to collecting and using such information.

Provided that, respondent may implement the following screening procedure that
-------------
shall be deemed to be in compliance with this Part. Respondent shall collect and retain certain personal identifying information from a child, including birth date and the child's and parent's e-mail addresses (hereafter "screening information"), enabling respondent to identify the site visitor as a child and to block the child's attempt to register with respondent without express parental consent. If respondent elects to have the child register with it, respondent shall: (1) give notice to the child to have his/her parent provide express parental consent to register; and/or (2) send a notice to the parent's e-mail address for the purpose of obtaining express parental consent. The notice to the child or parent shall provide instructions for the parent to: (1) go to a specific URL on the Web site to receive information on respondent's practices regarding its collection and use of personal identifying information from children and (2) provide express parental consent for the collection and use of such information. Respondent's collection of screening information shall be by a manner that discourages children from providing personal identifying information in addition to the screening information. All personal identifying information collected from a child shall be held by respondent in a secure manner and shall not be used in any manner other than to effectuate the notice to the child or parent, or to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parental consent. The personal identifying information collected shall not be disclosed to any third party prior to the receipt of express parental consent. If express parental consent is not received by twenty (20) days after respondent's collection of the information from the child, respondent shall remove all such personal identifying information from its databases, except such screening information necessary to block the child from further attempts to register or otherwise provide personal identifying information to respondent without express parental consent.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                      VI.

Nothing in this order shall prohibit respondent from collecting personal identifying information from children or from using such information, as specifically permitted in the Children's Online Privacy Protection Act of 1998 (without regard to the effective date of the Act) or as such Act may hereafter be amended; regulations or guides promulgated by the Commission; or self-regulatory guidelines approved by the Commission pursuant to the Act.

                                     VII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall provide a reasonable means for consumers, including the parents of children, to obtain removal of their or their children's personal identifying information collected and retained by respondent and/or disclosed to third parties, prior to the date of service of this order, as follows:

     A. Respondent shall provide a clear and prominent notice to each consumer over the age of twelve (12) from whom it collected personal identifying information and disclosed that information to CMG Information Services, Inc., describing such consumer's options as stated in Part VI.C and the manner in which (s)he may exercise them.

     B. Respondent shall provide a clear and prominent notice to the parent of each child from whom it collected personal identifying information prior to May 20, 1998, describing the parent's options as stated in Part VI.C and the manner in which (s)he may exercise them.

     C. Respondent shall provide the notice within thirty (30) days after the date of service of this order by e-mail, postal mail, or facsimile. Notice to the parent of a child may be to the e-mail address of the parent and, if not known by respondent, to the e-mail address of the child. The notice shall include the following information:

          1. the information that was collected (e.g., "name," "home address," "e-mail address," "age," "interests"); its use(s) and/or intended use(s); and the third parties to whom it was or will be disclosed (e.g., "advertisers of consumer products," "mailing list companies," "the general public") and with respect to children, that the child's personal identifying information may have been made public through various means, such as by publicly posting on the child's personal home page or disclosure by the child through the use of an e-mail account;

          2. the consumer's and childs parents right to obtain access to such information and the means by which (s)he may do so;

          3. the consumer's and childs parent's right to have the information removed from respondent's or a third party's databases and the means by which (s)he may do so;

          4. a statement that childrens information will not be disclosed to third parties, including public posting, without express parental consent to the disclosure or public posting;

          5. the means by which express parental consent may be communicated to the respondent permitting disclosure to third parties of a child's information; and

          6. a statement that the failure of a consumer over the age of twelve
          (12) to request removal of the information from respondent's databases will be deemed as

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

          approval to its continued retention and/or disclosure to third parties by respondent.

     D. Respondent shall provide to consumers, including the parents of children, a reasonable and secure means to request access to or directly access their or their childrens personal identifying information. Such means may include direct access through password protected personal profile, return e-mail bearing an electronically verifiable signature, postal mail, or facsimile.

     E. Respondent shall provide to consumers, including the parents of children, a reasonable means to request removal of their or their childrens personal identifying information from respondent's and/or the applicable third party's databases or an assurance that such information has been removed. Such means may include e-mail, postal mail, or facsimile.

     F. The failure of a consumer over the age of twelve (12) to request the actions specified above within twenty (20) days after his/her receipt of the notice required in Part VI.A shall be deemed to be consent to the information's continued retention and use by respondent and any third party.

     G. Respondent shall provide to the parent of a child a reasonable means to communicate express parental consent to the retention and/or disclosure to third parties of his/her child's personal identifying information. Respondent shall not use any such information or disclose it to any third party unless and until it receives express parental consent.

     H. If, in response to the notice required in Part VI.A, respondent has received a request by a consumer over the age of twelve (12) that respondent should remove from its databases the consumer's personal identifying information or has not received the express consent of a parent of a child to the continued retention and/or disclosure to third parties of a child's personal identifying information by respondent within twenty (20) days after the parent's receipt of the notice required in Part VI.B, respondent shall within ten (10) days:

          1. Discontinue its retention and/or disclosure to third parties of such information, including but not limited to (a) removing from its databases all such information, (b) removing all personal home pages created by the child, and (c) terminating all e-mail accounts for the child; and

          2. Contact all third parties to whom respondent has disclosed the information, requesting that they discontinue using or disclosing that information to other third parties, and remove the information from their databases.

          With respect to any consumer over the age of twelve (12) or any parent of a child who has consented to respondent's continued retention and use of personal identifying information pursuant to this Part, such consumer's or parent's continuing right to obtain access to his/her or a child's personal identifying information or removal of such information from respondent's databases shall be as specified in the notice required by Part IV of this order.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

     I. Within thirty (30) days after the date of service of this order, respondent shall obtain from a responsible official of each third party to whom it has disclosed personal identifying information and from each GeoCities Community Leader a statement stating that (s)he has been advised of the terms of this order and of respondent's obligations under this Part, and that (s)he agrees, upon notification from respondent, to discontinue using or disclosing a consumer's or child's personal identifying information to other third parties and to remove any such information from its databases.

     J. As may be permitted by law, respondent shall cease to do business with any third party that fails within thirty (30) days of the date of service of this order to provide the statement set forth in Part VI.I or whom respondent knows or has reason to know has failed at any time to (a) discontinue using or disclosing a child's personal identifying information to other third parties, or (b) remove any such information from their databases. With respect to any GeoCities Community Leader, the respondent shall cease the Community Leader status of any person who fails to provide the statement set forth in Part VI.I or whom respondent knows or has reason to know has failed at any time to (a) discontinue using or disclosing a child's personal identifying information to other third parties, or (b) remove any such information from their databases.

For purposes of this Part: "third party(ies)" shall mean each GeoCities
--------------------------
Community Leader, CMG Information Services, Inc., Surplus Software, Inc. (Surplus Direct/Egghead Computer), Sage Enterprises, Inc. (GeoPlanet/Planetall), Netopia, Inc. (Netopia), and InfoBeat/Mercury Mail (InfoBeat).

                                     VIII.

IT IS FURTHER ORDERED that for the purposes of this order, respondent shall not be required to remove personal identifying information from its archived database if such information is retained solely for the purposes of Web site system maintenance, computer file back-up, to block a child's attempt to register with or otherwise provide personal identifying information to respondent without express parental consent, or to respond to requests for such information from law enforcement agencies or pursuant to judicial process. Except as necessary to respond to requests from law enforcement agencies or pursuant to judicial process, respondent shall not disclose to any third party any information retained in its archived database. In any notice required by this order, respondent shall include information, clearly and prominently, about its policies for retaining information in its archived database.

                                      IX.

IT IS FURTHER ORDERED that for five (5) years after the date of this order, respondent GeoCities, and its successors and assigns, shall place a clear and prominent hyperlink within its privacy statement which states as follows in bold typeface:

NOTICE: Click here for important information about safe surfing from the Federal Trade Commission.

The hyperlink shall directly link to a hyperlink/URL to be provided to respondent by the Commission. The Commission may change the hyperlink/URL upon thirty (30) days prior written notice to respondent.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                      X.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall maintain and upon request make available to the Federal Trade Commission for inspection and copying the following:

     A. For five (5) years after the last date of dissemination of a notice required by this order, a print or electronic copy in HTML format of all documents relating to compliance with Parts IV through VIII of this order, including, but not limited to, a sample copy of every information collection form, Web page, screen, or document containing any representation regarding respondent's information collection and use practices, the notice required by Parts IV through VI, any communication to third parties required by Part VI, and every Web page or screen linking to the Federal Trade Commission Web site. Each Web page copy shall be accompanied by the URL of the Web page where the material was posted online. Electronic copies shall include all text and graphics files, audio scripts, and other computer files used in presenting information on the World Wide Web; and

Provided that, after creation of any Web page or screen in compliance with this
-------------
order, respondent shall not be required to retain a print or electronic copy of any amended Web page or screen to the extent that the amendment does not affect respondent's compliance obligations under this order.

     B. For five (5) years after the last collection of personal identifying information from a child, all materials evidencing the express parental consent given to respondent.

                                      XI.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall deliver a copy of this order to all current and future principals, officers, directors, and managers, and to all current and future employees, agents, and representatives having responsibilities with respect to the subject matter of this order. Respondent shall deliver this order to current personnel within thirty (30) days after the date of service of this order, and to future personnel within thirty (30) days after the person assumes such position or responsibilities.

                                     XII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall establish an "information practices training program" for any employee or GeoCities Community Leader engaged in the collection or disclosure to third parties of consumers' personal identifying information. The program shall include training about respondent's privacy policies, information security procedures, and disciplinary procedures for violations of its privacy policies. Respondent shall provide each such current employee and GeoCities Community Leader with information practices training materials within thirty (30) days after the date of service of this order, and each such future employee or GeoCities Community Leader such materials and training within thirty (30) days after (s)he assumes his/her position or responsibilities.

                                     XIII.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall notify the Commission at least thirty (30) days prior to any change in the corporation that may affect compliance obligations arising under this order, including, but not limited to, a dissolution,

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

assignment, sale, merger, or other action that would result in the emergence of a successor corporation; the creation or dissolution of a subsidiary, parent, or affiliate that engages in any acts or practices subject to this order; the proposed filing of a bankruptcy petition; or a change in the corporate name or address. Provided, however, that, with respect to any proposed change in the
         --------  -------
corporation about which respondent learns less than thirty (30) days prior to the date such action is to take place, respondent shall notify the Commission as soon as is practicable after obtaining such knowledge. All notices required by this Part shall be sent by certified mail to the Associate Director, Division of Enforcement, Bureau of Consumer Protection, Federal Trade Commission, Washington, D.C. 20580.

                                     XIV.

IT IS FURTHER ORDERED that respondent GeoCities, and its successors and assigns, shall, within sixty (60) days after service of this order, and at such other times as the Federal Trade Commission may require, file with the Commission a report, in writing, setting forth in detail the manner and form in which they have complied with this order.

                                      XV.

This order will terminate on February 5, 2019, or twenty (20) years from the most recent date that the United States or the Federal Trade Commission files a complaint (with or without an accompanying consent decree) in federal court alleging any violation of the order, whichever comes later; provided, however,
                                                            -----------------
that the filing of such a complaint will not affect the duration of:

     A. Any Part in this order that terminates in less than twenty (20) years;

     B. This order's application to any respondent that is not named as a defendant in such complaint; and

     C. This order if such complaint is filed after the order has terminated pursuant to this Part.

Provided, further, that if such complaint is dismissed or a federal court rules
-----------------
that the respondent did not violate any provision of the order, and the dismissal or ruling is either not appealed or upheld on appeal, then the order will terminate according to this Part as though the complaint had never been filed, except that the order will not terminate between the date such complaint is filed and the later of the deadline for appealing such dismissal or ruling and the date such dismissal or ruling is upheld on appeal.

By the Commission.
Donald S. Clark
Secretary
ISSUED: February 5, 1999
SEAL

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT H

                        MUTUAL NON-DISCLOSURE AGREEMENT

1. "Confidential Information" is that confidential, proprietary, and trade secret information being disclosed by the disclosing party pursuant to this Agreement.

2. Except as set forth in this Section 2, all Confidential Information shall be in tangible form and shall be marked as Confidential or proprietary information of the disclosing party. If the Confidential Information is disclosed orally or visually, it shall be identified as such at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure.

3. Each of the parties agrees that it will not make use of, disseminate, or in any way disclose any Confidential Information of the other party to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party and any purpose the other party may hereafter authorize in writing. Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its employees, consultants, advisors and investors who need to know such information and who have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement.

4. There shall be no liability for disclosure or use of Confidential Information which is (a) in the public domain through no fault of the receiving party (b) rightfully received from a third party without any obligation of confidentiality, (c) rightfully known to the receiving party without any limitation on use or disclosure prior to its receipt from the disclosing party, (d) independently developed by the receiving party without use of any Confidential Information and by persons who have not had access to any Confidential Information (e) generally made available to third parties without any restriction on disclosure, or (f) communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement (provided that the party so disclosing has provided the other party with a reasonable opportunity to seek protective legal treatment for such Confidential Information).

5. Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises reasonable care to protect its own Confidential Information.

6. Each of the parties agrees that it will not modify, reverse engineer, decompile, create other works from, or disassemble any software programs contained in the Confidential Information of the other party unless otherwise specified in writing by the disclosing party.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

7. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are designated in writing to be the property of such party, shall remain the property of such party and shall be returned to it promptly at its request, together with any copies thereof.

8. This Agreement shall govern all communications between the parties that are made during the period from the effective date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Sections 2 and 3 with respect to Confidential Information of the other party which it has previously received shall continue unless and until such Confidential Information falls within Section 4. Neither party shall communicate any information to the other in violation of the proprietary rights of any third party. Neither party acquires any licenses under any intellectual property rights of the other party under this Agreement.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT I
                                    Warrant

See Exhibit 10.04 DoveBid's Registration Statement on Form S-1.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                           EXHIBIT J - Sample Pages

DoveBid Content:

[LOGO]

C:\PROGRAM FILES\QUALCOMM\EUDORA MAIL\Attach\category.gifcategory.gif
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DoveBid Banner and DoveBid Button sample:

http://dir.yahoo.com/Business_and_Economy/Small_Business_Information/


* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.

                                   EXHIBIT K

                             Trademark Guidelines

                             Trademark Guidelines
                             --------------------

Yahoo Trademark Guidelines:
--------------------------

     1.   General.  All Yahoo Brand Features will be used only as explicitly
          --------
licensed by Yahoo, and only under the terms and conditions and for the purposes described in such license. The other party to such license shall herein be referred to as the "Licensee". All such uses shall be in a manner consistent with the following guidelines.

     2.   Appearance of Logos.   The Licensee shall ensure that the presentation
          --------------------
of the Yahoo Brand Features shall be consistent with Yahoo's own use of the Yahoo Brand Features in comparable media.

     3.   Notices. All trademarks and service marks included in the Yahoo Brand
          --------
Features shall be designated with "SM", "TM" or "(R)", in the manner directed by Yahoo.

     4.   Appearance. From time to time during the term of the license, Yahoo
          -----------
may provide the Licensee with guidelines for the size, typeface, colors and other graphic characteristics of the Yahoo Brand Features, which upon delivery to the Licensee shall be deemed to be incorporated into these "Yahoo Trademark Usage Guidelines".

     5.   Restrictions Upon Use.  The Yahoo Brand Features shall not be
          ----------------------
presented or used:

          A. in a manner that could be reasonably interpreted to suggest editorial content has been authored by, or represents the views or opinions of, Yahoo or any Yahoo personnel;

          B. in a manner that is misleading, defamatory, libelous, obscene or otherwise objectionable, in Yahoo's reasonable opinion;

          C. in a way that infringes, derogates, dilutes or impairs the rights of Yahoo in the Yahoo Brand Features;

          D. as part of a name of a product or service of a company other than Yahoo, except as expressly provided in a written agreement by Yahoo.

     6.   Nonexclusive Remedy.  The Licensee will make any changes to its use of
          --------------------
the Yahoo Brand Features as requested by Yahoo. The foregoing remedy shall be in addition to any other legal and equitable rights that Yahoo may possess relating to Licensee's use of the Yahoo Brand Features.

     7.   Revisions.  These Guidelines may be modified at any time by Yahoo upon
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written notice to the Licensee.

* Confidential portions have been omitted from this public filing and have been filed separately with the Securities Exchange Commission.